Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated February 10, 1999 (and to all references to our firm) included in or made part of this Registration Statement.


                                   /s/Arthur Andersen LLP

Boston, Massachusetts
September 16, 1999